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                                                                   EXHIBIT 10.28

              CONTRACT RELATING TO THE EXCLUSIVE PURCHASE RIGHT OF
                                EQUITY INTEREST

                                      AMONG

                                  LINKTONE LTD.

                                       AND

                                   DU MINSHENG

                                       AND

                       SHANGHAI UNILINK COMPUTER CO., LTD.

                          DATED AS OF NOVEMBER 27, 2003

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                                                                           10.28

                              CONTRACT RELATING TO
               THE EXCLUSIVE PURCHASE RIGHT OF AN EQUITY INTEREST

Contract Relating to the Exclusive Purchase Right of An Equity Interest, dated as of 27 November, 2003 (this "Contract"), among:

     (1) Linktone Ltd. (the "Lender"),a limited company established and registered in Cayman island, with the address at Cayman islands in British West Indies

     (2) Du Minsheng Resident of the People's Republic of China (the "PRC"), holding the Identification Card of the PRC (No.: 53010319711010061), with the address at Room 601, No.10, Lane 288, Macao, Shanghai (the "Party B");

     (3) Shanghai Unilink Computer Co., Ltd., a limited liability company organized and existing under the laws of the PRC, with the legal registration address at Room 154, No.4671, Caoan Road, Jiading District , Shanghai (the Party "C").

     As used in this Contract, Party A, Party B, and Party C is "the Party" respectively, and "Parties to the Contract" in all.

     WHEREAS,

     1.  Party B has the ownership of 5% equity interest in Party C.

     2.  A loan agreement was entered into Party A and Party B

     3. Party C and Shanghai Huitong Information Co., Ltd., a 100% owned subsidiary company of Party A, entered into a series of contracts such as Exclusive Technical Consulting and Services Agreement Contracts.

NOW, THEREFORE, the parties to this Contract hereby agree as follows:

1.       Purchase and Sale of Equity Interest

Section 1.1 Authorization

         Party B hereby irrevocably delivers to Party A, under the laws of the PRC, an irrevocable sole authority ("Purchase Right of Equity Interest") of, following the steps decided by Party A, and the price specified in Section 1.3 of this Contract, purchasing by Party A or by one or more persons designated by Party A (the "Designated Persons") at any time from Party B of its all or part of the equity interest of Party C. Besides Party A and the Designated Persons, any third party does not have such Purchase Right

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                                                                           10.28

of Equity Interest. Party C hereby agrees the delivery of Purchase Right of Equity Interest from Party B to Party A. As specified in this Section and this Contract, the "person" has the meaning of Person, Corporation, Joint Venture, Partnership, Enterprise, Trust or Non-Corporation Organization.

Section 1.2 Steps

         The performance of Purchase Right of Equity Interest of Party A shall be upon and subject to the laws and regulations of PRC. Party A shall send a written notice (the "Notice of Purchase of Equity Interest") to Party B upon its performance of Purchase Right of Equity Interest, the Notice of Purchase of Equity Interest shall have in it the following contents:

         (a) Party A's decision of the performance of purchase right;

         (b) The Equity Interest prospected to be purchased by Party A from Party B (the "Purchased Equity Interest");

         (c) Purchase Date/Equity Interest Transferring Date.

Section 1.3 Purchase Price

                  Except as requested by law to evaluate, the price of the Purchased Equity Interest ("Purchase Price") shall be an equivalent of the actual amount of the Purchased Equity Interest contributed by Party B.

Section 1.4 Transfer of the Purchased Equity Interest

Every time upon Party A's performance of the Purchase Right of Equity Interest:

(a) Party B shall supervise and urge Party C to convene the shareholders meeting, and during the meeting, to pass the decision or resolution to transfer the equity interest from Party B to Party A and/or the Designated Persons;

(b) Party B shall, upon the terms and conditions of this Contract and the Notice of Purchase of Equity Interest, enter into Equity Interest Transfer Contract with Party A (or, in applicable situation, the Designated Persons);

(c) The related parties shall execute all other requisite contracts, agreements or documents, acquire all requisite approval and consent of the government, and, without any security interest, perform all requisite action to transfer the valid ownership of the Purchased Equity Interest to Party A and/or the Designated Person, and to cause Party A and/or the Designated Person to be the registered owner of the Purchased Equity Interest. For this Section and this Contract, "Security Interest" has the meaning of security, mortgage, right or interest of the third party, any purchase right of equity interest, right of acquisition, prior purchase right, right of set-off,

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                                                                           10.28

    ownership detainment or other security arrangements. To further define the meaning, it does not include any security interest subject to this Contract or the equity interest pledge contract of Party B. As described in this Section and this Contract, "the Equity Interest Pledge Contract of Party B" has the meaning of the Equity Interest Pledge Contract entered into by Shanghai Huitong Information Co.Ltd and Party B dated as of the execution date of this Contract. According to the said Contract, to secure Party C to perform the obligations subject to the Exclusive Technology Consulting and Service Agreement entered into between Party C and Shanghai Huitong Information Co., Ltd, Party B pledges all its equity interest in Party C to Shanghai Huitong Information Co., Ltd.

Section 1.5 Payment

Whereas contemplated in the Loan Contract, any proceeds gained by Party B from the transfer of its equity interest in Party C shall be used, according to the Loan Contract, as the payment to its loan borrowed from Party A. Therefore, upon the performance of the Purchase Right of Equity Interest by Party A, the Purchase Price shall be used as the payment from Party B to Party A subject to the loan. Party A does not need pay the Purchase Price to Party B anymore.

2.       Promises Relating Equity Interest

Section 2.1 Promises Relating Party C

Party C hereby promises:

(a) Without prior written consent by Party A or Shanghai Huitong Information Co., Ltd, Party A's Affiliate in PRC, not, in any form, to complement, change or renew the Articles of the Association of Party C, to increase or decrease registered capital of the corporation, or to change the structure of the registered capital in any other forms;

(b) Following kind finance and business standard and tradition, to maintain the exist of the corporation, prudently and effectively operate business and process affairs;

(c) Without prior written consent by Party A or Shanghai Huitong Information Co., Ltd, Party A's Affiliate in PRC, not, dated from the execution date of this Contract, to sale, transfer, mortgage or dispose in any other form any assets, legitimate or beneficial interest of business or income of Party C, or to approve any other security interest set on it;

(d) Without prior written notice by Party A, no debt shall take place, be inherited, be guaranteed, or be allowed to exist, with the exception of: (i) debt from normal or daily business but not from borrowing; (ii) debt having been disclosed to Party A or having gained written consent from Party A;

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(e) To normally operate all business to maintain the asset value of Party C, without doing or otherwise any action that sufficiently affects the operation and asset value;

(f) Without prior written consent by Party A or Shanghai Huitong Information Co., Ltd, Party A's Affiliate in PRC, not to enter into any material contract, with the exception of the contract entered into during the normal business ( As in this paragraph, a contract with a value more than a hundred thousand Yuan (RMB 100,000) shall be seemed as a material contract);

(g) Without prior written consent by Party A or Shanghai Huitong Information Co., Ltd, Party A's Affiliate in PRC, not to provide loan or credit loan to anyone;

(h) Upon the request of Party A, to provide all operation and finance materials relevant to Party C;

(i) Party C purchases and holds all along insurance from the insurance company accepted by Party A, the insurance amount and category shall be the same with those held by the companies in the same area, operating the similar business and owning the similar properties and assets;

(j) Without prior written consent by Party A or Shanghai Huitong Information Co., Ltd, Party A's Affiliate in PRC, not to merger or associate with any person, or purchase any Person or invest in any Person;

(k) To notify Party A the occurrence or the probable occurrence of the litigation, arbitration or administrative procedure related to the assets, business and income of Party C;

(l) In order to keep the ownership of Party C to all its assets, to execute all requisite or appropriate documents, do all requisite or appropriate action, and advance all requisite or appropriate accusation, or make requisite or appropriate plea for all claims;

(m) Without prior written notice by Party A, not to assign stock interests to shareholders in any form, but upon the request of Party A, to assign all its assignable profits to their own shareholders;

(n) Upon the request of Shanghai Huitong Information Co., Ltd., Party A's Affiliate in PRC, to commission any person designated by Shanghai Huitong Information Co., Ltd. to be the member of the Board of Directors of Party C; and

Section 2.2 Promises Relating Party B

Party B promises:

(a) Without prior written consent by Party A or Shanghai Huitong Information Co., Ltd., Party A's Affiliate in PRC, not, dated from the execution date of this Contract, to sale, transfer, mortgage or dispose in any other form any legitimate or beneficial interest of equity interest, or to approve any other security interest set on it, with the exception of the pledge set on the equity interest of Party B subject to Equity Interest Pledge

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                                                                           10.28

    Contract of Party B;

(b) To cause the Board of Shareholders commissioned by it not to approve to, with no prior written notice by Party A or Shanghai Huitong Information Co., Ltd., Party A's Affiliate in PRC, and dated from the execution date of this Contract, sale, transfer, mortgage or dispose in any other form any legitimate or beneficial interest of equity interest, or to approve any other security interest set on it, with the exception of the pledge set on the equity interest of Party B subject to Equity Interest Pledge Agreement of Party B;

(c) To cause the Board of Shareholders commissioned by it not to approve Party C to, with no prior written notice by Party A or Shanghai Huitong Information Co.Ltd, Party A's Affiliate in PRC, merger or associate with any person, or purchase any person or invest in any person;

(d) To notify Party A the occurrence or the probable occurrence of the litigation, arbitration or administrative procedure related to the equity interest owned by it;

(e) To cause the Board of Shareholders commissioned by it to vote to approve the transfer of the Purchased Equity Interest subject to this Contract;

(f) In order to keep its ownership of the equity interest, to execute all requisite or appropriate documents, do all requisite or appropriate action, and advance all requisite or appropriate accusation, or make requisite or appropriate plea for all claims;

(g) Upon the request of Shanghai Huitong Information Co., Ltd., Party A's Affiliate in PRC, to commission any person designated by Shanghai Huitong Information Co., Ltd. to be the member of the Board of Directors of Party C;

(h) Upon the request of Party A at any time, to immediately transfer its equity interest to the representative designated by Party A unconditionally and at any time, and abandon its prior purchase right of such equity interest transferring to another available shareholder;

(i) To prudently comply with the terms and conditions of this Contract and other contracts entered into totally or respectively by Party B, Party C and Party A and Shanghai Huitong Information Co., Ltd., to actually perform all obligations under these contracts, without doing or otherwise any action that sufficiently affects the validity and enforceability of these contracts;

3.       Representations and Warranties

Representations and Warranties of Party B and Party C

Dated as of the execution date of this Contract and every transferring date, Party B and Party C hereby represents and warrants together and respectively to Party A as follows:

(a) It has the power and ability to enter into and deliver this Contract, and any equity

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                                                                           10.28

    interest transferring contract ("Transferring Contract", respectively) having it as a party, for every single transfer of the purchased equity interest according to this Contract, and to perform its obligations under this Contract and any Transferring Contract. Upon execution, this Contract and the Transferring Contracts having it as a party constitute a legal, valid and binding obligation of it enforceable against it in accordance with its terms;

(b) The execution, delivery of this Contract and any Transferring Contract and performance of the obligations under this Contract and any Transferring Contract do not: (i) cause to violate any relevant laws of PRC; (ii) constitute a conflict with its Articles of Association or other organizational documents; (iii) cause to breach any contract or instruments to which it is a party or having binding obligation on it, or cause to breach any contract or instruments to which it is a party or having binding obligation on it; (iv) cause to violate relevant authorization of any consent or approval to it and/or any continuing valid condition; or (v) cause any consent or approval authorized to it to be suspended, removed, or into which other requests be added;

(c) Party C bears sellable ownership of all assets. Party C does not set any security interest on the said assets;

(d) Party C does not have any undischarged debt, with the exception of (i) debt from its normal business; and (ii) debt having been disclosed to Party A and having gained written consent from Party A;

(e) Party C abides by all laws and regulations applicable to the purchase of assets;

(f) No litigation, arbitration or administrative procedure relating to equity interest, assets of Party C or the corporation is underway or to be decided or to probably take place;

4.       Effective Date

         This Contract shall be effectively dated from the execution date, with the term of effect as 10 years, and can be extended to another 10 years by the choice of Party A.

5.       Applicable Law and Dispute Resolution

Section 5.1 Applicable Law

The execution, validity, construing and performance of this Contract, and resolution of the disputes under this Contract, shall be in accordance with the laws of PRC.

Section 5.2 Dispute Resolution

Any dispute arising from the construing and performance of this Contract shall be settled through friendly consultation between the parties of this Contract. If no settlement can be reached through such consultation within thirty (30) days after the date of the written

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                                                                           10.28

notice sent by one party to the other requesting to settle the dispute, then each of the parties shall have the right to refer the matter to China International Economic and Trade Arbitration Commission, for settlement by arbitration according to the its valid arbitration rules at the appointed time. The arbitration shall take place in Shanghai. The arbitration result is final, and is binding to both parties of this Contract.

6.       Taxes and Expenses

Every party shall, according to laws of PRC, bear any and all transferring and registering taxes, costs and expenses for the preparation and execution of this Contract and all Transferring Contracts, and those arising from or imposed on the party, to complete the transactions of this Contract and all Transferring Contracts.

7.       Notices

This Contract requests that notices or other communications sent by any party or corporation shall be written in Chinese, and be delivered in person, by mail or telecopy to other parties at the following addresses or other specified addresses noticed by other parties to the party. The date deemed to be duly given or made shall be confirmed as follows: (a) for notices delivered in person, the date of delivery shall be deemed as having been duly given or made;
(b) for notices delivered by mail, the tenth day of the delivery date of air certified mail with postage prepaid (as shown on stamp) shall be deemed as having been duly given or made; and (c) for notices by telecopy, the receipt date showed on the delivery confirming paper of the relevant document shall be deemed as having been duly given or made.

Party A: Linktone Ltd.
Address: Cayman islands, British West Indies

Party B:Du Minsheng
Address: Room 601, No.10, Lane 288, Macao Road, Shanghai

Party C: Shanghai Unilink Computer Co., Ltd.
Address: Room 154, No.4671, Caoan Road, Jiading District , Shanghai

8.       Confidentiality

The parties admit and confirm any oral or written materials exchanged by the parties relating to this Contract are confidential. The Parties shall maintain the secrecy and confidentiality of all such materials. Without written approval by the other party, the party shall not disclose to any third party any relevant materials, but with the exception of

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                                                                           10.28

the following: (a) the public know or may know such materials (but not disclosed by the party accepting the materials); (b) materials needed to be disclosed subject to ordinance or listing rules or precedents of the united transaction firm; or (c) any party necessarily discloses materials to its legal or financial consultant relating the transaction of this Contract, and this legal or financial consultant shall have the obligation of confidentiality similar to that set forth in this Section. The breach of the obligation of confidentiality by staff or employed institution of any party shall be deemed as the breach of such obligation by that party, and by whom the liabilities for breach shall be bored. No matter this Contract may terminate by any reason, this Section shall continue in force and effect.

9.       Further Warranties

The Parties to the Contract agree to promptly execute documents reasonably requisite to the performance of the provisions and the aim of this Contract or documents beneficial to it, and to take actions reasonably requisite to the performance of the provisions and the aim of this Contractor actions beneficial to it.

10.      Miscellaneous

Section 10.1 Amendment, Modification and Supplement

Upon amendment, modification and supplement of this Contract shall be subject to the written agreement executed by each party.

Section 10.2 Observance of Laws and Regulations

The parties of the contract shall observe and make sure the operation of each party fully observe all laws and regulations of PRC officially published and publicly gainable.

Section 10.3 Entire Contract

Except the written amendment, supplement and modification of this Contract following the date of execution, this contract and attachments 1 constitute the entire contract of the parties hereto with respect to the object hereof and supersedes all prior oral or written agreements, representation and contracts with respect to the object hereof.

Section 10.4 Headings

The headings contained in this Contract are for convenience of reference only and shall not affect the interpretation, explanation or in any other way the meaning of the provisions of this Contract.

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                                                                           10.28

Section 10.5 Language

This Agreement is executed by Chinese and English in three copies, and in case of confliction, the Chinese version is prevail..

Section 10.6 Separability

If any one or more provisions of this Contract are judged as invalid, illegal or non-enforceable in any way according to any laws or regulations, the validity, legality and enforceability of other provisions hereof shall not be affected or impaired in any way. All parties shall, through sincere consultation, urge to replace those invalid, illegal or non-enforceable provisions with valid ones, and from such valid provisions, similar economic effects shall be tried to reach as from those invalid, illegal or non-enforceable provisions.

Section 10.7 Successor

This Contract shall bind and benefit the successor of each party and the transferee allowed by each party.

Section 10.8 Survival

(a) Any obligation taking place or at term hereof prior to the end or termination ahead of the end of this Contract shall continue in force and effect notwithstanding the occurrence of the end or termination ahead of the end of the Contract.

(b) Section 5, Section 7 and Section 8 hereof shall continue in force and effect after the termination of this Contract.

Section 10.9 Waiver

Any party to this Contract may waive the terms and conditions of this Contract. Such waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver by a party to the breach hereof by other parties in certain situation shall not be construed as a waiver to any similar breach by other parties in other situation.

IN WITNESS THEREFORE, the parties hereof have caused this Contract to be executed by their duly authorized representatives as of the date first written above.

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                                                                           10.28

Party A: Linktone Ltd.

By: /s/ Jun Wu
Name:
Title:

Party B: Du Minsheng (ID Card : 53010319711010061 )

By: /s/ Du Minsheng
Name:
Headership:

Party C: Shanghai Unilink Computer Co., Ltd.
By: /s/ Raymond Lei Yang
Name:
Title: